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                                                                   Exhibit 10.11

                             REIMBURSEMENT AGREEMENT

         THIS REIMBURSEMENT AGREEMENT (this "Agreement") dated May 18, 1992, made by and between Francis J. Perry, Jr. and William Walker as Trustees of Everett Street Trust under declaration of trust dated May 9, 1980 recorded with Norfolk County Registry of Deeds, Book 5745, Page 654, as amended of record, having an address at P.O. Box 158, Islington, Massachusetts 02090 (the "Everett Trust) and Analog Devices, Inc., a Massachusetts corporation located at One Technology Way, P.O. Box 9106, Norwood, Massachusetts 02062-9106 ("Analog").

                                   WITNESSETH:

         WHEREAS, The First National Bank of Boston, a national banking association, having a business address at 100 Federal Street, Boston, Massachusetts 02110 (the "Bank"), is this day making a term loan to the Everett Trust in the maximum principal amount of Nine Million Seven Hundred Fifty Thousand ($9,750,000.00) Dollars (the "Loan"); and

         WHEREAS, the Loan will be evidenced by a Promissory Note of even date herewith from the Everett Trust to the Bank in the maximum Principal amount of Nine Million Seven Hundred Fifty Thousand ($9,750,000.00) Dollars (the "Note"); and

         WHEREAS, it is a condition of the obligation of the Bank to make the Loan that Analog enter into a Note Purchase Agreement of even date herewith (the "Note Purchase Agreement"), pursuant to which Analog will agree to Purchase and pay for the Note in the event of a default under the Note or under the instruments securing the Note, all in accordance with the terms and conditions of the Note Purchase Agreement; and

         WHEREAS, it is a condition of Analog executing the Note Purchase Agreement that the Everett Trust enter into this Agreement.

         NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreement contained herein, and for other valuable consideration, receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

         1. The Everett Trust will, immediately upon receipt of written demand made by Analog, reimburse Analog for all amounts which Analog pays to the Bank Pursuant to the Note Purchase Agreement or any other document executed by Analog in connection therewith (the "Analog Documents"), and all charges, costs, and expenses incurred or paid by Analog in connection with the exercise by Analog of any right, power, or remedy under the Note Purchase Agreement or under the




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Analog Documents or the exercise by Analog of any right, power, or remedy under this Agreement or under the Mortgage and Security Agreement of even date herewith from the Everett Trust to Analog (the "Mortgage") securing this Agreement, all with interest at the default rate of interest set forth in the Note from the date of any default under this Agreement until reimbursement is made pursuant to this Agreement, including all costs of collection (including reasonable attorneys fees) and all costs of suit or the foreclosure by Analog of the Mortgage or other Security Documents (as hereinafter defined) or in the event Analog is made party to any litigation because of the existence of any indebtedness hereunder or because of the existence of the Mortgage or Security Documents (all such costs, charges and expenses collectively, the "Reimbursement Costs").

         2. This Agreement shall be secured by a Mortgage encumbering certain real and personal property located in Norwood, Massachusetts, as more particularly described therein, and any other instruments now or hereafter executed by the Everett Trust which in any manner constitute additional security for this Agreement (all of which are hereinafter referred to as the "Security Documents"), together with the improvements situated thereon. In the event that Analog should become the holder of the Note pursuant to the terms of the Note Purchase Agreement, the Security Documents shall remain in full force and effect and shall secure all sums due under the Note.

         3. The rights or remedies of Analog as provided in this Agreement and the Security Documents shall be cumulative and concurrent, and may be pursued singly, successively, or together against the Everett Trust, the property described in the Mortgage and any other funds, property or security held by Analog for the payment of any and all sums due hereunder or otherwise at the sole discretion of Analog. The failure to exercise any such right or remedy shall in no event be construed as a waiver or release of said rights or remedies or of the right to exercise them at any later time.

         4. All notices to be given pursuant to this Agreement shall be sufficient if mailed postage prepaid, certified or registered mail, return receipt requested, to the above described address of the parties hereto, or to such other address as a party may request in writing. Any time period provided in the giving of any notice hereunder shall commence upon the date such notice is deposited in the mail.

         5. Notwithstanding anything to the contrary contained herein, this Agreement is subject to the terms and conditions of a Letter Agreement of even date herewith between the Everett Trust and Analog.

         6. This Agreement may not be amended, modified or changed, nor shall any waiver of any provision hereof be effective, except only by an instrument in

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writing and signed by the party against whom enforcement of any waiver, amendment, change, modification or discharge is sought.

         7. Notwithstanding anything to the contrary contained herein or in the Security Documents, neither the undersigned nor any beneficiaries of the Everett Trust as individuals or as a partnership or partners thereof shall have any personal liability for amounts due under this Agreement. Analog agrees not to seek a deficiency judgment or personal money judgment against the undersigned or said beneficiaries as individuals or as a partnership or partners thereof for any default under this Agreement or the Security Documents; provided that (i) nothing herein contained shall be construed to prohibit or limit Analog from exercising or enforcing any other remedy allowed by law or equity or by the terms of the Mortgage, or any other Security Document of any kind, in securing the payments due under this Agreement, and all other sums due, and (ii) nothing herein contained will be deemed to be a release or an impairment of any other indebtedness or obligation evidenced hereby or under the aforesaid instruments.

         8. This Agreement shall be construed according to and governed by the laws of the Commonwealth of Massachusetts.

         This Agreement is executed as a sealed instrument as of the date first hereinabove written.



                                 /s/ Francis J. Perry, Jr
                                 ---------------------------------------------
                                 FRANCIS J. PERRY, JR., as Trustee of Everett
                                 Street Trust, for himself and co-Trustee, but not individually

                                 ANALOG DEVICES, INC.


                                 By: /s/ Joe Mcdonough
                                     -----------------------------------------
                                 Its: VP Finance & CFO
                                      ----------------------------------------


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